UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 25, 2024

Rivian Automotive, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41042	47-3544981
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

14600 Myford Road

Irvine, California 92606

(Address of principal executive offices) (Zip Code)

(888) 748-4261

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	RIVN	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into or Amendment of a Material Definitive Agreement.

Convertible Promissory Note Purchase Agreement, Convertible Note

On June 25, 2024 (the “Effective Date”), Rivian Automotive, Inc., a Delaware corporation (the “Company”), entered into a convertible promissory note purchase agreement (the “Note Purchase Agreement”) by and between the Company, as issuer, and Volkswagen International America Inc. (“Investor”), a wholly-owned subsidiary of Volkswagen AG, as purchaser, providing for the issuance and sale by the Company to Investor of $1.0 billion of principal amount of a 4.75% convertible promissory note (the “Convertible Note”) upon the terms and conditions set forth in the Note Purchase Agreement (the “Note Issuance”). The Convertible Note is a senior unsecured obligation of the Company and will rank equal in right of payment with the Company’s existing and future senior, unsecured indebtedness. Upon the later of (x) December 1, 2024 and (y) satisfaction of certain regulatory approvals and expiration of applicable waiting periods under applicable laws or regulations (the “Conversion Conditions” and such date, the “Conversion Date”), the Convertible Note will automatically convert (the “Conversion”) into shares of the Company’s Class A common stock, par value $0.001 per share (the “Common Stock”) at a price per share of Common Stock as determined as follows: half of the then outstanding principal amount of, and accrued and unpaid interest on, the Convertible Note will convert at a price of $10.8359 per share of Common Stock based on the Company’s 30-trading day volume-weighted average price prior to but not including the Effective Date (the “Part One Conversion Price”) and the remaining half of the then outstanding principal amount of, and accrued and unpaid interest on, the Convertible Note will convert at a price per share of Common Stock based on the Company’s 45-trading day volume-weighted average price prior to but not including the Conversion Date (the “Part Two Conversion Price”). The Part One Conversion Price and the Part Two Conversion Price are subject to adjustment in connection with certain transactions, including payments of dividends on its Common Stock payable in shares of Common Stock, and stock splits or combinations of the Common Stock.

The Convertible Note is being issued in a private placement to Investor pursuant to an exemption for transactions by an issuer not involving a public offering under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Note Issuance is in connection with the proposed formation of the JV (as defined below) and is part of the broader expected $5.0 billion investment by Volkswagen Group into the Company and related to the JV. The formation of the JV and the additional investments are subject to the receipt of regulatory approvals, the parties negotiating and entering into definitive agreements and the conditions included within the definitive documentation with respect to the JV and any such investment.

The Convertible Note bears interest at 4.75% per annum, payable semi-annually in arrears on June 15 and December 15 of each year, beginning on December 15, 2024. The Convertible Note will mature on the second anniversary of the closing date, unless earlier prepaid, redeemed or converted in accordance with the terms thereof. In the event that the Conversion Conditions have not been satisfied as of the date falling one year after Effective Date (the “Optional Prepayment Date”), then, on the Optional Prepayment Date, (i) the Company, at its option, may prepay all outstanding principal and accrued and unpaid interest on the Convertible Note and (ii) Investor, at its option, may accelerate payment of all outstanding principal and accrued and unpaid interest on the Convertible Note and the Company shall thereafter prepay such amount no more than three (3) months after the Optional Prepayment Date. If the Company and Investor are continuing mutually and in good faith to pursue the satisfaction of the Conversion Conditions as of the Optional Prepayment Date, the Optional Prepayment Date will be extended by six months.

If a change of control transaction occurs prior to December 1, 2024, then either (x) the Convertible Note will become immediately due and payable at a price equal to the outstanding principal amount plus accrued and unpaid interest thereon, to, but not including, the date of repayment, or (y) at the election of Investor, assuming the Conversion Conditions have been met, the Convertible Note will be converted into Common Stock in connection with such change of control at a price per share of Common Stock at the Part One Conversion Price and Part Two Conversion Price (an “Early Conversion”); provided that in in connection with an Early Conversion, the Part Two Conversion Price shall be determined based on the Company’s 30-trading day volume-weighted average price per share prior to but not including the announcement of the transaction constituting such change of control.

The Note Purchase Agreement contains certain specified events of default, the occurrence of which prior to the Conversion would entitle Investor to immediately demand repayment of all outstanding principal and accrued and unpaid interest on the Convertible Note. Such events of default include, among others, failure or refusal of the Company to promptly effect the Conversion on the Conversion Date or to promptly deliver the shares payable upon the Conversion, certain defaults by the Company or any of its subsidiaries with respect to indebtedness of at least $100,000,000 and certain events of bankruptcy, insolvency and reorganization involving the Company and its significant subsidiaries.

The Company is subject to a number of affirmative and restrictive covenants pursuant to the Note Purchase Agreement, including, among others, covenants regarding the conduct of and carrying on of its business, and certain limitations with respect to the sale, transfer or license of assets or the issuance of Common Stock. Investor has agreed to certain limitations with respect to the transfer or disposition of shares of the Company’s Common Stock that will apply so long as it, together with its affiliates, beneficially owns (or holds securities convertible into), in the aggregate, equity securities of the Company representing 5% or more of the outstanding Common Stock. In addition, Investor has agreed to certain limitations with respect to the voting of shares of Common Stock held by it and certain of its affiliates, and future acquisitions of shares of Common Stock by it and certain of its affiliates.

Pursuant to the Note Purchase Agreement, at any time following the Conversion Date, Investor may deliver to the Company a written request (the “Demand Request”) that the Company prepare and file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-3, or such other form as required to effect a registration of the Common Stock issued or issuable upon conversion of or pursuant to the Convertible Note (the “Registrable Securities”), covering the resale of the Registrable Securities. The obligations of the Company in respect of a Demand Request are subject to certain exceptions, including that if such Demand Request relates to an underwritten offering, then it must be in respect of shares of Common Stock with an aggregate offering value equal to at least $100.0 million.

The foregoing description of the Note Purchase Agreement, Convertible Note and the Note Issuance does not purport to be complete and is qualified in its entirety by reference to the Note Purchase Agreement and the Form of Senior Convertible Promissory Note, a copy of each of which is filed herewith as Exhibit 4.1 and Exhibit 4.2, respectively, and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Off-Balance Sheet Arrangement.

The disclosure set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The information included in Item 1.01 above is incorporated by reference into this Item 3.02. The Convertible Note was issued to Investor in reliance upon Section 4(a)(2) of the Securities Act in transactions not involving any public offering.

Item 8.01.	Other Events.

On June 25, 2024, the Company and Volkswagen Group announced their intention to create an equally controlled and owned joint venture (the “JV”) to create next-generation electrical architecture and best-in-class software technology. The partnership is intended to focus on software, electronic control units and related network architecture design and development. The closing of the JV is expected to occur in the fourth quarter of 2024 and is subject to the Company and Volkswagen Group negotiating and entering into definitive agreements and upon receipt of applicable regulatory approvals.

In connection with the partnership, the Volkswagen Group intends to make a total investment of up to $5.0 billion, inclusive of the $1.0 billion Note Issuance. The additional $4.0 billion of capital is subject to the formation of the JV, the negotiation and execution by the Company and Volkswagen Group of definitive agreements, the achievement of certain milestones, and the receipt of regulatory approvals. There can be no guarantee that such definitive agreements will be entered into, the milestones will be achieved, or regulatory approvals will be obtained. The additional capital is expected to be comprised of $2.0 billion of investment in shares of the Company’s Common Stock, which is expected to take place in two tranches of $1.0 billion each in 2025 and 2026 subject to certain milestones, and $2.0 billion related to the JV, which is expected to be split between a payment at the inception of the JV and a loan made available in 2026.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this Current Report on Form 8-K that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding receipt of regulatory approvals, the parties entering into definitive agreements, the formation of the JV, the expected benefits from the partnership, the future investments in the Company’s shares and the investments related to the JV. You can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “forecasts,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions, although not all forward-looking statements use these words or expressions.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition, and results of operations. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements, including, but not limited to, the important factors discussed in Part I, Item 1A, “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended March 30, 2024, and our other filings with the Securities and Exchange Commission. The forward-looking statements in this Current Report on Form 8-K are based upon information available to us as of the date of this Current Report on Form 8-K, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1†	Convertible Promissory Note Purchase Agreement, dated as of June 25, 2024, between Rivian Automotive, Inc. and Volkswagen International America Inc.

4.2	Form of Senior Convertible Promissory Note (included as Exhibit A to Exhibit 4.1).

104	Cover page interactive data file (embedded within the inline XBRL document).

†

Certain schedules and other similar attachments to this exhibit have been omitted from this filing pursuant to Item 601(a)(5) of Regulation S-K. The Company will furnish supplementally a copy of such omitted documents to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIVIAN AUTOMOTIVE, INC.

Date: June 25, 2024	By:	/s/ Claire McDonough
Claire McDonough
Chief Financial Officer